UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 15, 2012

TREE TOP INDUSTRIES, INC.
(Exact name of Registrant as specified in its charter)

Nevada	000-10210	83-0250943
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

511 Sixth Avenue, Suite 800, New York, NY 10011
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (775) 261-3728

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 15, 2012, we filed a Certificate of Amendment with the Secretary of State of the State of Nevada to effect a one hundred for one (100:1) reverse split of the Corporation’s  common stock and a corresponding change of our authorized common stock to 10,000,000 shares of common stock, par value $0.001 per share (“Reverse Split”).  The Certificate of Amendment was approved by unanimous written consent or our board of directors.

Item 8.01 Other Events.

In connection with the Reverse Split, we filed an Issuer Company-Related Action Notification Form with the Financial Industry Regulatory Authority (“FINRA”), which was reviewed by FINRA and took effect at the open of business on December 28, 2012.

 Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment, filed on November 15. 2013

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TREE TOP INDUSTRIES, INC.

Date: April 12, 2013	By:	/s/ David Reichman
David Reichman, Chairman and CEO